As filed with the Securities and Exchange Commission on January 29, 2002

                                                                                                                                                                  Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

______________

MeadWestvaco Corporation
(Exact name of registrant as specified in its charter)

Delaware	31-1797999
(States or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

One High Ridge Park
Stamford, Connecticut 06905
(203) 461-7500
(Address, including zip code, of registrant’s principal executive offices)

Westvaco Corporation Employee Stock Ownership Plan for Hourly Paid Employees

(Full title of the plans)

John W. Hetherington
Corporate Secretary
MeadWestvaco Corporation
One High Ridge Park
Stamford, Connecticut 06905
(203) 461-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

D. Michael Lefever, Esq.
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 662-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to Be	Offering Price per	Aggregate Offering	Amount of
of Securities to Be Registered	Registered	Share	Price	Registration Fee

Common Stock, par value $0.01 per share(1)(2)	1,000,000 (3)	$27.92 (4)	$27,920,000 (4)	$2,569 (4)

(1)	Includes pursuant to Rule 416(c) under the Securities Act of 1933, as amended (“1933 Act”), an indeterminate amount of plan interests.

(2)	Includes MeadWestvaco Corporation preferred stock purchase rights which, until events specified in MeadWestvaco Corporation’s Rights Agreement, dated January 29, 2002, as it may be amended from time to time, occur, will not be exercisable or evidenced separately from the common stock, par value $0.01 per share, of MeadWestvaco Corporation (“Common Stock”)

(3)	Pursuant to Rule 416(a) under the 1933 Act, the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.

(4)	Calculated in accordance with Rule 457(h) under the 1933 Act based on the average of the high and low sales prices per share of the common stock of Westvaco Corporation on January 22, 2002, as reported by the New York Stock Exchange (“NYSE”), and multiplied by a factor of 0.97 reflecting the issuance in connection with the combination of Westvaco Corporation and The Mead Corporation of 0.97 shares of Common Stock in exchange for each one share of Westvaco Corporation common stock, and used in lieu of the prices of the Common Stock which, as of the date hereof, has not begun to trade on the NYSE.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     MeadWestvaco Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•	The Annual Report on Form 10-K of Westvaco Corporation for the year ended October 31, 2001;

•	The Annual Report on Form 10-K of Mead Corporation for the year ended December 31, 2000, filed March 9, 2001, as amended by a Form 10-K/A filed December 21, 2001;

•	The Quarterly Report on From 10-Q of Mead Corporation for the quarter ended April 1, 200l, filed May 9, 2001;

•	The Quarterly Report on From 10-Q of Mead Corporation for the quarter ended July 1, 200l, filed August 8, 2001;

•	The Quarterly Report on From 10-Q of Mead Corporation for the quarter ended September 30, filed November 8, 2001, as amended by a From 10-Q/A, dated December 21, 2001;

•	The Current Reports on Form 8-K of Mead Corporation, dated August 28, 2001, October 16, 2001, October 18, 2001, and January 22, 2002; The description of the shares of Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated January 25, 2002, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by a Form 8-A/A filed the same date, including any amendment or report subsequently filed for the purpose of updating that description;

•	The description of the shares of Registrant’s Common Stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A, dated January 29, 2002, filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report subsequently filed for the purpose of updating that description; and

•	The Annual Report on Form 11-K of the Westvaco Corporation Employee Stock Ownership Plan for Hourly Paid Employees for the fiscal year ended September 30, 2000.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          The consolidated financial statements of The Mead Corporation included in Mead’s Annual Report on Form 10K/A Amendment No. 3 for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      The consolidated financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Westvaco Corporation for the year ended October 31, 2001 and the financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 11-K of the Westvaco Corporation Employee Stock Ownership Plan for Hourly Paid Employees for the year ended September 30, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable

Item 6.   Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Article VIII of the Registrant’s Certificate of

Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or the limitation thereof is not permitted under the DGCL.

     Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful.

     A corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extend that the Delaware Court of Chancery or the court in which the action or suit is brought determines the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

     A corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding against expenses actually and reasonably incurred by such person. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

     Section 2.13 of the Registrant’s Bylaws provides that each director, officer and employee, past or present, of the Registrant, and each person who serves or may have served at the request of the Registrant as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Registrant in accordance with, and to the fullest extent provided by, the provisions of the DGCL.

     The Registrant has entered into indemnification agreements with a number of officers and directors of the Registrant under which the Registrant has agreed to indemnify them against costs, charges, fines and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by an officer or director in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Corporation. The Registrant also has entered into similar agreements with individuals who serve at the written request of the Registrant as a director, officer, employee, trustee, agent or fiduciary of another entity.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

Exhibit
Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant. *
4.2	Bylaws of the Registrant. *
4.3	Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated January 29, 2002 **
5.1	Opinion of Covington & Burling.
23.1	Consent of Covington & Burling (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney of Directors of the Registrant.

     The Registrant has received from the Internal Revenue Service (the “IRS”) a determination letter that the Westvaco Corporation Employee Stock Ownership Plan for Hourly Paid Employees is qualified under section 401 of the Internal Revenue Code. The Registrant hereby undertakes to submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the plan.

*  Incorporated by reference to the Registrant’s Registration Statement on Form S-4, dated October 5, 2001 (File No. 333-71124).

**  Incorporated by reference to the Registrant’s Registration Statement on Form 8-A, dated January 29, 2002.

Item 9.   Undertakings.

     (1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act if 1933;

          (b)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2)  The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment described under paragraph (1), above, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)  The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut, on January 29, 2002.

MEADWESTVACO CORPORATION

By:	John A. Luke, Jr.

John A. Luke, Jr.
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

John A. Luke, Jr.	Chief Executive Officer and President	January 29, 2002
(principal executive officer)
John A. Luke, Jr.	and Director

Karen R. Osar	Chief Financial Officer	January 29, 2002
(principal financial officer and
Karen R. Osar	principal accounting officer)

*	Chairman	January 29, 2002

Jerome F. Tatar

*	Director	January 29, 2002

John G. Breen

*	Director	January 29, 2002

Michael E. Campbell

*	Director	January 29, 2002

Thomas W. Cole, Jr.

Signature	Title	Date

*	Director	January 29, 2002

Duane E. Collins

	Director	January 29, 2002

David F. D’Alessandro

*	Director	January 29, 2002

William W. Hoglund

*	Director	January 29, 2002
James G. Kaiser

*	Director	January 29, 2002

Richard B. Kelson

*	Director	January 29, 2002

John A. Krol

*	Director	January 29, 2002

Susan J. Kropf

*	Director	January 29, 2002

Douglas S. Luke

*	Director	January 29, 2002

Robert C. McCormack

*	Director	January 29, 2002

Lee J. Styslinger, Jr.

*	Director	January 29, 2002

Jane L. Warner

Signature	Title	Date

*	Director	January 29, 2002

J. Lawrence Wilson

	Director	January 29, 2002

Richard A. Zimmerman

*By Power of Attorney

Wendell L. Willkie, II

Wendell L. Willkie, II
Power of Attorney

     The Plan: Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Westvaco Corporation Employee Stock Ownership Plan for Hourly Paid Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, State of Virginia, on January 29, 2002.

WESTVACO CORPORATION EMPLOYEE STOCK
OWNERSHIP PLAN FOR HOURLY PAID EMPLOYEES

By:	Eric J. Lancelotti

Eric J. Lancellotti
Plan Administrator

Index to Exhibits

Exhibit
Number	Description

5.1	Opinion of Covington & Burling.
23.1	Consent of Covington & Burling (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LPP
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney of Directors of the Registrant.